Exhibit 99.1

Contact:
Randall H. Brown, Executive Vice
President, CFO, Treasurer and Secretary
Education Realty Trust, Inc.
901-259-2500   rbrown@edrtrust.com
Susan Jennings, Public Relations,
Education Realty Trust, Inc.
901-259-2506   sjennings@edrtrust.com

Education Realty Trust Provides Update
on Storrs Center Development Project

MEMPHIS, Tenn., Jan. 10, 2011 — Education Realty Trust, Inc. (NYSE:EDR), a leader in the ownership, development and management of collegiate housing, today announced that the Mansfield Town Council authorized its Town Manager last week to sign a development agreement between the Town, Storrs Center Alliance, and Education Realty Trust for Phases 1A and 1B of Storrs Center adjacent to the University of Connecticut.

Storrs Center will be a mixed-use town center and main street development project located in Storrs, Connecticut, at the crossroads of the town of Mansfield and the University of Connecticut.  It will create a true college town atmosphere with a vibrant, sustainable Town Center including new retail, restaurant, office and residential development within a planned community of pedestrian walkways, green spaces and conservation areas.

Education Realty Trust was selected to create unique collegiate housing within Storrs Center and close to the university to appeal to young professionals, retirees, empty nesters, and graduate students as well as university faculty and staff – anyone who desires to live a quality lifestyle in a walkable, small-town environment with the social and cultural opportunities found near one of the nation’s top universities.

Scheduled to be completed in 2012 and 2013, respectively, the two phases will provide approximately 290 apartments with a variety of one-, two-, and three-bedroom floor plans.  Each apartment will include a private laundry, hardwood floors, stainless steel appliances, granite countertops, and the latest internet technology among other amenities.

EDR will own, develop and manage the residential portion of these two phases.

Education Realty Trust is honored to be a part of this unique project and to create a beautiful residential solution for the University of Connecticut that works in harmony with the goals of the Storrs Center, the town of Mansfield and its citizens.

The next steps for the Storrs Center development team include applying for a zoning permit for Phases 1A and 1B, pursuant to the Storrs Center Design District regulations, and applying for all pertinent building permits.  Tenanting of the first two phases continues to progress with ongoing discussions between Storrs Center Alliance and potential businesses.  The Town has had preliminary meetings with the design firm for the intermodal transportation hub and transit pathway and with the design firm for the parking garage.  All of the combined efforts of the partners in the Storrs Center project are focused on readying for a groundbreaking in 2011.

About Education Realty Trust
Education Realty Trust, Inc. (NYSE:EDR) is one of America's largest owners, developers and managers of collegiate housing. EDR is a self-administered and self-managed real estate investment trust that owns or manages 59 communities in 23 states with more than 35,600 beds in more than 11,000 units.  For more information please visit the company's website at www.educationrealty.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Statements about the Company's business that are not historical facts are "forward-looking statements." Forward-looking statements are based on current expectations. You should not rely on our forward-looking statements because the matters they describe are subject to known and unknown risks and uncertainties that could cause the Company's future results, performance, or achievements to differ significantly from the results, performance, or achievements expressed or implied by such statements. Such risks are set forth under the captions "Item 1A. Risk Factors" and "Forward-Looking Statements" in our annual report on Form 10-K and under the caption "Item 2. Management's Discussion and Analysis of Financial Condition and Results of Operations" (or similar captions) in our quarterly reports on Form 10-Q, and as described in our other filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any guidance or other forward-looking statement, whether as a result of new information, future developments, or otherwise.